Exhibit 5.1

[LETTERHEAD OF APPLEBY, SPURLING & KEMPE]

Tonesan Amissah
Partner

10 March 2004

Tyco International Limited
2nd Floor,
90 Pitts Bay Road
Pembroke HM 08
Bermuda

Dear Sirs

Tyco International Limited (“Tyco”)

We have acted as Bermuda counsel to Tyco in connection with the Registration Statement on Form S-4, (the “Registration Statement”), filed by Tyco and Tyco International Group S.A., a Luxembourg company (the “Issuer”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.  Pursuant to the Registration Statement, the Issuer has offered to exchange (the “Exchange Offer”) up to US$1,000,000,000 principal amount of new 6% Notes due 2013 for any and all of the Issuer’s outstanding 6% Notes due 2013 (the “Debt Securities”).

The Debt Securities to be issued upon consummation of the Exchange Offer will be so issued pursuant to the Indenture, filed as Exhibit 4.1 to the Registration Statement (the “Indenture”), among the Issuer, Tyco (as Guarantor) and the trustee thereunder dated as of 12 November 2003 as supplemented by a First Supplemental Indenture dated as of 12 November 2003, filed as Exhibit 4.2 to the Registration Statement (the “Supplemental Indenture”).  The Debt Securities will be fully and unconditionally guaranteed by Tyco (the guarantees of the Debt Securities being referred to as the “Guarantees”).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”).

Assumptions

In stating our opinion we have assumed: -

(a)                                  the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)                                 the genuineness of all signatures on the documents we have reviewed;

(c)                                  the authority, capacity and power of each of the persons, other than Tyco, signing the documents which we have reviewed;

(d)                                 that any factual statements made in the Registration Statement, any of the exhibits thereto and any certificates examined by us are true, accurate and complete in all respects material to this opinion;

(e)                                  that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Guarantees or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Guarantees is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(f)                                    that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(g)                                 that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(h)                                 that the Tyco Board Resolutions and the Issuer’s Board Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the respective Board of Directors of Tyco or the Issuer at a meeting which  was duly convened and at which a duly constituted quorum was present and voting throughout;

(i)                                     that each Director of Tyco and the Issuer, when the Board of Directors of Tyco and the Issuer passed the Resolutions, discharged his fiduciary duty owed to Tyco or the Issuer respectively and acted honestly and in good faith with a view to the respective best interests of Tyco or the Issuer;

(j)                                     that Tyco has entered into its obligations under the Guarantees in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Guarantees would benefit Tyco; and

(k)                                  that the Purchase Agreement, Registration Rights Agreement, the Indenture and the Supplemental Indenture constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed.

Opinion

Based upon and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that: -

(1)                                  Tyco is an exempted company incorporated with limited liability and existing under the laws of Bermuda.  Tyco is in good standing under the laws of Bermuda.

(2)                                  All necessary corporate action required to be taken pursuant to Bermuda law by Tyco has been taken in order to authorize the execution of the Indenture and Supplemental Indenture and the performance by Tyco of its obligations thereunder and to issue and perform the Guarantees contemplated by the Indenture and the Supplemental Indenture for the purposes of the Exchange Offer as described in the Registration Statement.

(3)                                  The Indenture, The Supplemental Indenture and the Guarantees have been duly executed by Tyco.

(4)                                  There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue by Tyco of the Guarantees.

Reservations

We have the following reservations: -

(a)                                  We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b)                                 In paragraph (1) above, the term “good standing” means that Tyco has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

Disclosure

This opinion speaks as of its date and is strictly limited to the matters stated herein and is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority.  For the purpose of the opinion to be addressed to you by Judith A. Reinsdorf, Vice President and Corporate Secretary to Tyco, this opinion may be relied upon her as if it were addressed to her.

We hereby consent to the inclusion of the opinion as an exhibit to the Registration Statement and the references therein to our firm under the caption “Legal Matters”.

This opinion is governed by and is to be construed in accordance with Bermuda law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully
Appleby Spurling & Kempe

SCHEDULE

(1)           The Registration Statement (excluding exhibits other than those specifically mentioned below) received as an attachment to an email from Messrs Gibson, Dunn & Crutcher LLP on 12 February 2004.

(2)           the executed Indenture, the executed Supplemental Indenture and the executed Guarantee.

(3)           the executed Purchase Agreement dated 6 November 2003 filed as Exhibit 4.3 to the Registration Statement.

(4)           the executed Registration Rights Agreement dated 12 November 2003 filed as Exhibit 4.4 to the Registration Statement.

(5)           a copy of a Secretary’s Certificate signed by Michael Jones, Secretary of the Company dated 12 November 2003 in respect of resolutions of the Board of Directors of Tyco passed on 18 September 2003 and resolutions of the pricing committee designated by the Board on 4 November 2003 (the “Tyco Resolutions”).

(6)           a copy of the Managing Director’s Certificate signed by Michelangelo F. Stefani, Managing Director of the Issuer dated 12 November 2003 (the “Issuer’s Board Resolutions”).

(7)           The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 9 March 2004 (the “Company Search”).

(8)           The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 9 March 2004 in respect of the Company (the “Litigation Search”).

The Company Search and the Litigation Search are collectively referred to as the “Searches”).

(9)           Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company (collectively referred to as the “Constitutional Documents”).

(10)         A Certificate of compliance dated 9 March 2004 issued on behalf of the Ministry of Finance in respect of the Company.